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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2002

BURNHAM PACIFIC PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-9524 (Commission file number)	33-0204126 (IRS employer identification no.)

110 West A Street, Suite 900, San Diego, California (Address of principal executive offices)	92101-3711 (Zip Code)

(619) 652-4700
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. Other Events.

        On June 27, 2002 Burnham Pacific Properties, Inc. ("Burnham") amended its Shareholder Rights Agreement, as amended (the "Rights Agreement"), in order to advance the Final Expiration Date (as defined in the Rights Agreement) from June 19, 2009 to June 27, 2002. As a result of this amendment (the "Amendment"), the Preferred Stock Purchase Rights distributed under the Rights Agreement expired as of the close of business on June 27, 2002 at which time the Rights Agreement had no further force or effect. The foregoing summary of the amendment is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

        On June 27, 2002, Burnham announced that (i) its Board of Directors has approved the transfer of Burnham's remaining assets to (and the assumption of its remaining liabilities by) the co-trustees of the BPP Liquidating Trust, Scott C. Verges and Douglas Wilson, and the dissolution of Burnham in accordance with Burnham's Plan of Complete Liquidation and Dissolution; (ii) June 27, 2002 was the last day of trading of Burnham common stock on the New York Stock Exchange; (iii) Burnham's stock transfer books were closed as of the close of business on such date; and (iv) on June 28, 2002, Burnham will file a Form 15 with the Securities and Exchange Commission to terminate the registration of Burnham common stock under the Securities Exchange Act of 1934. The foregoing summary is qualified in its entirety by the press release attached hereto as Exhibit 99.1 and which is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

    Not applicable.

  (b)
  Pro Forma Financial Information.

    Not applicable.

  (c)
  Exhibits.

Exhibit 4.4	Amendment No. 3 to Shareholder Rights Agreement, dated as of June 27, 2002, between Burnham and EquiServe Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.4 to Form 8-A/A of Burnham filed on June 27, 2002).
Exhibit 99.1	Press Release of Burnham dated June 27, 2002.

[Remainder of Page Left Blank Intentionally]

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Burnham has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

BURNHAM PACIFIC PROPERTIES, INC.

Dated: June 27, 2002	By:	/s/ DANIEL B. PLATT
	Name:	Daniel B. Platt
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 4.4	Amendment No. 3 to Shareholder Rights Agreement, dated as of June 27, 2002, between Burnham and EquiServe Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.4 to Form 8-A/A of Burnham filed on June 27, 2002).
Exhibit 99.1	Press Release of Burnham dated June 27, 2002.

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FORM 8-K
  ITEM 5. Other Events.
  ITEM 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index